Exhibit 99.2

Investor Contact: Valda Colbart, 419-784-2759, rfcinv@rurban.net

Rurban Financial Corp. Announces a 14.3 Percent Increase in Shareholder Dividend

Defiance, Ohio - January 23, 2008 - Rurban Financial Corp. (NASDAQ: RBNF), a leading provider of full-service community banking, investment management, trust services and bank data processing, announced their quarterly shareholder dividend will be $0.08, which represents a $0.01, or 14.3 percent, increase over the previous quarters. The dividend is payable on February 22, 2008 to all shareholders of record on February 8, 2008.

Kenneth A. Joyce, President and Chief Executive Officer, commented, “We are pleased to announce that on January 16, 2008 the Board of Directors approved an increase in our quarterly cash dividend to eight cents per share, which is representative of our continuing earnings improvement.”

About Rurban Financial Corp.
Rurban Financial Corp. is a publicly-held financial services holding company based in Defiance, Ohio. Rurban’s wholly-owned subsidiaries are The State Bank and Trust Company, including Reliance Financial Services; Rurbanc Data Services, Inc. (RDSI); and DCM. The State Bank and Trust Company offers financial services through its 18 branches in Allen, Defiance, Franklin, Fulton, Lucas, Paulding and Wood Counties, Ohio and Allen County, Indiana. Reliance Financial Services, a division of the Bank, offers a diversified array of trust and financial services to customers throughout the Midwest. RDSI and DCM provide data and item processing services to community banks in Arkansas, Florida, Illinois, Indiana, Michigan, Missouri, Nebraska, Nevada, Ohio and Wisconsin. Rurban’s common stock is quoted on the NASDAQ Global Market under the symbol RBNF. The Company currently has 10,000,000 shares of stock authorized and 4,978,933 shares outstanding. The Company's website is http://www.rurbanfinancial.net.

Forward-Looking Statements
Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.

Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.